UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2017 (April 11, 2017)

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54960	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

285 North Drive

Suite D

Melbourne, FL 32934

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02 Results of Operations and Financial Condition.

On April 17, 2017, the Company issued a press release announcing its financial results for the fourth quarter and fiscal year ended December 31, 2016. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2017, the Board of Directors (the “Board”) of Nxt-Id, Inc. (the “Company”) appointed Mr. Robin D. Richards and Mr. John Bendheim to serve as new members of the Board, effective immediately.

As non-employee directors of the Company, Messrs. Richards and Bendheim will receive the same standard compensation provided to all non-employee members of the Board of Directors. As such, Messrs. Richards and Bendheim will each receive $20,000 of the Company’s common stock per fiscal quarter.

On April 11, 2017, the Company released a press release announcing the appointment of Messrs. Richards and Bendheim to the Board. The release is attached hereto as Exhibit 99.2.

Exhibits 99.1 and 99.2 contain forward-looking statements regarding the Company, and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of Nxt-ID, Inc. dated April 17, 2017.
99.2	Press release of Nxt-ID, Inc. dated April 11, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2017	NXT-ID, INC.

	By:	/s/ Gino M. Pereira
Name: Gino M. Pereira Title: Chief Executive Officer

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